                           ARTICLES OF INCORPORATION

                                       OF

                             6725 DEALERSHIP, LTD.



         We, the undersigned incorporators, having associated ourselves together for the purpose of forming a corporation under the laws of the State of Arizona, hereby adopt the following Articles of Incorporation.

                                      I.

         The name of the corporation shall be:

         6725 Dealership, Ltd.

                                      II.


         This corporation is organized for the purpose of transacting any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as amended from time to time. The corporation initially intends to conduct the business of being a partner or joint venturer in partnerships or joint ventures which acquire, own and develop real and personal property.

                                     III.

         The corporation shall have authority to issue 10,000,000 common shares without par value. Shares shall be paid for at such time, and in such manner, as the Board of Directors shall determine.

                                      IV.

         The initial Board of Directors shall consist of two (2) members who shall serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified, and whose names and addresses are:

         Robert W. Wyndelts
         7529 North Invergordon
         Paradise Valley, AZ  85253

         William T. Boutell, Jr.
         9243 North 29th Street
         Phoenix, AZ  85028

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                                      V.

         The names and addresses of the incorporators are:

         Robert W. Wyndelts, as Trustee of the
           Knappenberger 6725 Trust
         7529 North Invergordon
         Paradise Valley, AZ  85253

         Robert W. Wyndelts, as Trustee of the
           Boskind 6725 Trust
         7529 North Invergordon
         Paradise Valley, AZ  85253

         Robert W. Wyndelts, as Trustee of the
           Brochick 6725 Trust
         7529 North Invergordon
         Paradise Valley, AZ  85253

         All powers, duties and responsibilities of the incorporators shall cease at the time of delivery of these Articles of Incorporation to the Arizona Corporation Commission for filing.

                                      VI.

         No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article shall not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) authorizing the unlawful payment of a dividend or other distribution on the corporation's capital stock or the unlawful purchase of its capital stock; (iv) a violation of Arizona Revised Statutes Section 10-041 relating to director conflicts of interest; or (v) any transaction from which the director derived an improper personal benefit.

                                     VII.

         FC Service Corporation, an Arizona corporation, Two North Central Avenue, Suite 2200, Phoenix, Arizona 85004-2390, is hereby appointed the initial statutory agent for the corporation for the State of Arizona.

                                    VIII.

         The corporation's known place of business shall be 6725 East McDowell Road, Scottsdale, Arizona 85257.

                                      -2-
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         IN WITNESS WHEREOF, the undersigned incorporators have hereunto affixed their signatures this 29 day of December, 1992.



                                       /s/ R.W. Wyndelts
                                       -------------------------------------
                                       Robert W. Wyndelts, as Trustee of
                                       the Knappenberger 6725 Trust



                                       /s/ R.W. Wyndelts
                                       -------------------------------------
                                       Robert W. Wyndelts, as Trustee of
                                       the Boskind 6725 Trust



                                       /s/ R.W. Wyndelts
                                       -------------------------------------
                                       Robert W. Wyndelts, as Trustee of
                                       the Brochick 6725 Trust

                          ARTICLES OF AMENDMENT TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                             6725 DEALERSHIP, LTD.


         Pursuant to the provisions of A.R.S. ss. 10-061, 6725 Dealership, Ltd., an Arizona corporation (the "Corporation") hereby adopts these Articles of Amendment and certifies as follows:

         FIRST: The name of the Corporation is 6725 Dealership, Ltd.

         SECOND: The Articles of Incorporation are hereby amended by adding a new Article IX to read as follows:

                                      "IX

                          INDEMNIFICATION OF OFFICERS,
                        DIRECTORS, EMPLOYEES AND AGENTS

         Subject to the further provisions hereof, the corporation shall indemnify any and all of its existing and former directors, officers, employees, and agents against all expenses incurred by them and each of them including but not limited to legal fees, judgments, penalties, and amounts paid in settlement or compromise, which may arise or be incurred, rendered, or levied in any legal action brought or threatened against any of them for or on account of any action or omission

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         alleged to have been committed while acting within the scope of employment as director, officer, employee or agent of the corporation, whether or not any action is or has been filed against them and whether or not any settlement or compromise is approved by a court. Indemnification shall be made by the corporation whether the legal action brought or threatened is by or in the right of the corporation or any other person. Whenever any existing or former director, officer, employee or agent shall report to the President of the corporation or the chairman of the Board of Directors that he or she has incurred or may incur expenses, including but not limited to legal fees, judgments, penalties, and amounts paid in settlement or compromise in a legal action brought or threatened against him or her for or on account of any action or omission alleged to have been committed by him or her while acting within the scope of his or her employment as a director, officer, employee or agent of the corporation, the Board of Directors shall, at its next regular or special meeting held within a reasonable time thereafter, determine in good faith whether, in regard to the matter involved in the action or contemplated action, such person acted, failed to act, or refused to act wilfully or with gross negligence or with fraudulent or criminal intent. If the Board of Directors determines in good faith that such person did not act, fail to act, or refuse to act wilfully or with gross negligence or with fraudulent or criminal intent with regard to the matter involved in the action or contemplated action, indemnification shall be mandatory and shall be automatically extended as specified herein, provided, however, that the corporation shall have the right to refuse indemnification in any instance in which the person to whom indemnification would otherwise have been applicable shall have unreasonably refused to permit the corporation, at its own expense and through counsel of its own choosing, to defend him or her in the action."

         THIRD: The foregoing Amendment to the Articles of Incorporation was adopted by the directors and shareholders of the Corporation as of August 24, 1994, in the manner prescribed by the Arizona Business Corporation Act.

         FOURTH: 1,250 shares of common stock without par value were outstanding at the time of adoption of the Amendment and the total number of shares entitled to vote thereon was 1,250.

         FIFTH: All of the outstanding 1,250 shares of common stock without par value voted for the Amendment, there being no other classes or series of shares.

         SIXTH: The Amendment does not provide for an exchange, reclassification or cancellation of issued shares.

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         SEVENTH: The Amendment will not effect a change in the amount of the
Corporation's stated capital.

         DATED: August 24, 1994.

                                            6725 DEALERSHIP, an Arizona
                                            corporation


                                            By: /s/ R.W. Wyndelts
                                                -------------------------------
                                                Robert W. Wyndelts, President


                                            By: /s/ Rodney W. Wattis
                                                -------------------------------
                                                Rodney W. Wattis, Secretary

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